P R E S S R E L E A S E
Vornado Announces First Quarter 2024 Financial Results
New York City | May 6, 2024
Vornado Realty Trust (NYSE: VNO) reported today:
Quarter Ended March 31, 2024 Financial Results
NET LOSS attributable to common shareholders for the quarter ended March 31, 2024 was $9,034,000, or $0.05 per diluted share, compared to net income attributable to common shareholders of $5,168,000, or $0.03 per diluted share, for the prior year's quarter.
FUNDS FROM OPERATIONS ("FFO") attributable to common shareholders plus assumed conversions (non-GAAP) for the quarter ended March 31, 2024 was $104,129,000, or $0.53 per diluted share, compared to $119,083,000, or $0.61 per diluted share, for the prior year's quarter. Adjusting for the items that impact period-to-period comparability listed in the table below, FFO attributable to common shareholders plus assumed conversions, as adjusted (non-GAAP) for the quarter ended March 31, 2024 was $108,847,000, or $0.55 per diluted share, and $116,288,000, or $0.60 per diluted share, for the prior year's quarter.
The following table reconciles FFO attributable to common shareholders plus assumed conversions (non-GAAP) to FFO attributable to common shareholders plus assumed conversions, as adjusted (non-GAAP):

(Amounts in thousands, except per share amounts)	For the Three Months Ended March 31,
	2024	2023
FFO attributable to common shareholders plus assumed conversions (non-GAAP)(1)	$104,129	$119,083
Per diluted share (non-GAAP)	$0.53	$0.61

Certain expense (income) items that impact FFO attributable to common shareholders plus assumed conversions:
Deferred tax liability on our investment in the Farley Building (held through a taxable REIT subsidiary)	$4,134	$2,875
After-tax net gain on sale of 220 Central Park South ("220 CPS") condominium units and ancillary amenities	—	(6,173)
Other	1,009	288
	5,143	(3,010)
Noncontrolling interests' share of above adjustments	(425)	215
Total of certain expense (income) items that impact FFO attributable to common shareholders plus assumed conversions, net	$4,718	$(2,795)
Per diluted share (non-GAAP)	$0.02	$(0.01)

FFO attributable to common shareholders plus assumed conversions, as adjusted (non-GAAP)	$108,847	$116,288
Per diluted share (non-GAAP)	$0.55	$0.60
________________________________
(1)See page 9 for a reconciliation of net (loss) income attributable to common shareholders to FFO attributable to common shareholders plus assumed conversions (non-GAAP) for the three months ended March 31, 2024 and 2023.

NYSE: VNO | WWW.VNO.COM	PAGE 1 OF 14

FFO, as Adjusted Bridge - Q1 2024 vs. Q1 2023
The following table bridges our FFO attributable to common shareholders plus assumed conversions, as adjusted (non-GAAP) for the three months ended March 31, 2023 to FFO attributable to common shareholders plus assumed conversions, as adjusted (non-GAAP) for the three months ended March 31, 2024:

(Amounts in millions, except per share amounts)	FFO, as Adjusted
	Amount	Per Share
FFO attributable to common shareholders plus assumed conversions, as adjusted (non-GAAP) for the three months March 31, 2023	$116.3	$0.60

(Decrease) increase in FFO, as adjusted due to:
Lease expirations, rent commencement, and other tenant related items	(4.5)
Change in interest expense, net of interest income	(3.9)
Reduced general and administrative expense (primarily stock compensation)	3.6
Other, net	(1.9)
	(6.7)
Noncontrolling interests' share of above items and impact of assumed conversions of convertible securities	(0.8)
Net decrease	(7.5)	(0.05)

FFO attributable to common shareholders plus assumed conversions, as adjusted (non-GAAP) for the three months ended March 31, 2024	$108.8	$0.55
See page 9 for a reconciliation of net (loss) income attributable to common shareholders to FFO attributable to common shareholders plus assumed conversions (non-GAAP) for the three months ended March 31, 2024 and 2023. Reconciliations of FFO attributable to common shareholders plus assumed conversions to FFO attributable to common shareholders plus assumed conversions, as adjusted are provided on the previous page.

NYSE: VNO | WWW.VNO.COM	PAGE 2 OF 14

Financing Activity
280 Park Avenue
On April 4, 2024, a joint venture, in which we have a 50% interest, amended and extended the $1,075,000,000 mortgage loan on 280 Park Avenue. The maturity date on the amended loan was extended to September 2026, with options to fully extend to September 2028, subject to certain conditions. The interest rate on the amended loan remains at SOFR plus 1.78%. Additionally, on April 4, 2024, the joint venture amended and extended the $125,000,000 mezzanine loan, and subsequently repaid the loan for $62,500,000.
435 Seventh Avenue
On April 9, 2024, we completed a $75,000,000 refinancing of 435 Seventh Avenue, of which $37,500,000 is recourse to the Operating Partnership. The interest-only loan bears a rate of SOFR plus 2.10% and matures in April 2028. The interest rate on the loan was swapped to a fixed rate of 6.96% through April 2026. The loan replaces the previous $95,696,000 fully recourse loan, which bore interest at SOFR plus 1.41%.
Unsecured Revolving Credit Facility
On May 3, 2024, we extended one of our two unsecured revolving credit facilities to April 2029 (as fully extended). The new $915,000,000 facility replaces the existing $1.25 billion facility that was due to mature in April 2026. The new facility currently bears interest at a rate of SOFR plus 1.20% with a facility fee of 25 basis points. Our $1.25 billion revolving credit facility matures in December 2027 (as fully extended) and has an interest rate of SOFR plus 1.14% and a facility fee of 25 basis points.
Interest Rate Swap and Cap Arrangements
We entered into the following interest rate swap and cap arrangements during the three months ended March 31, 2024:

(Amounts in thousands)	Notional Amount (at share)	All-In Swapped Rate	Expiration Date	Variable Rate Spread
Interest rate swaps:
PENN 11(1)	$250,000	6.21%	10/25	S+206

		Index Strike Rate
Interest rate caps:
61 Ninth Avenue (45.1% interest)	$75,543	4.39%	01/26	S+146
________________________________
(1)Together with the existing $250,000 swap arrangement on the $500,000 PENN 11 mortgage loan, the loan will bear interest at an all-in swapped rate of 6.28% through October 2025.
Dispositions
On April 12, 2024, we closed on the sale of two condominium units at 220 CPS for net proceeds of $31,605,000; four units remain unsold.
Alexander’s
On May 3, 2024, Alexander’s, Inc. (“Alexander’s”), in which we own a 32.4% common equity interest, and Bloomberg L.P. reached an agreement to extend the leases covering approximately 947,000 square feet at 731 Lexington Avenue that were scheduled to expire in February 2029 for a term of eleven years to February 2040.

NYSE: VNO | WWW.VNO.COM	PAGE 3 OF 14

Leasing Activity
The leasing activity and related statistics below are based on leases signed during the period and are not intended to coincide with the commencement of rental revenue in accordance with accounting principles generally accepted in the United States of America (“GAAP”). Second generation relet space represents square footage that has not been vacant for more than nine months and tenant improvements and leasing commissions are based on our share of square feet leased during the period.
For the Three Months Ended March 31, 2024:
•291,000 square feet of New York Office space (250,000 square feet at share) at an initial rent of $89.23 per square foot and a weighted average lease term of 11.1 years. The changes in the GAAP and cash mark-to-market rent on the 95,000 square feet of second generation space were positive 2.8% and positive 2.4%, respectively. Tenant improvements and leasing commissions were $12.98 per square foot per annum, or 14.5% of initial rent.
•36,000 square feet of New York Retail space (33,000 square feet at share) at an initial rent of $253.83 per square foot and a weighted average lease term of 3.8 years. The changes in the GAAP and cash mark-to-market rent on the 27,000 square feet of second generation space were positive 4.4% and negative 18.1%, respectively. Tenant improvements and leasing commissions were $29.16 per square foot per annum, or 11.5% of initial rent.
•51,000 square feet at THE MART (all at share) at an initial rent of $64.02 per square foot and a weighted average lease term of 4.5 years. The changes in the GAAP and cash mark-to-market rent on the 43,000 square feet of second generation space were positive 6.4% and negative 0.1%, respectively. Tenant improvements and leasing commissions were $8.37 per square foot per annum, or 13.1% of initial rent.
•41,000 square feet at 315 Montgomery Street in San Francisco (29,000 square feet at share) at an initial rent of $67.57 per square foot and a weighted average lease term of 5.4 years. The changes in the GAAP and cash mark-to-market rent on the 29,000 square feet of second generation space were negative 25.3% and negative 30.1%, respectively. Tenant improvements and leasing commissions were $4.01 per square foot per annum, or 5.9% of initial rent.
Occupancy

(At Vornado's share)	New York			THE MART	555 California Street
	Total	Office	Retail
Occupancy as of March 31, 2024	88.2%	89.3%	75.0%	77.6%	94.5%
Same Store Net Operating Income ("NOI") At Share:

	Total	New York	THE MART	555 California Street
Same store NOI at share % decrease(1):
Three months ended March 31, 2024 compared to March 31, 2023	(4.8)%	(4.6)%	(10.0)%	(2.4)%
Three months ended March 31, 2024 compared to December 31, 2023	(6.5)%	(6.7)%	(0.3)%	(8.8)%

Same store NOI at share - cash basis % decrease(1):
Three months ended March 31, 2024 compared to March 31, 2023	(5.0)%	(5.1)%	(3.3)%	(4.4)%
Three months ended March 31, 2024 compared to December 31, 2023	(6.3)%	(6.4)%	(3.7)%	(7.3)%
____________________
(1)See pages 11 through 14 for same store NOI at share and same store NOI at share - cash basis reconciliations.

NYSE: VNO | WWW.VNO.COM	PAGE 4 OF 14

NOI At Share & NOI At Share - Cash Basis:
The elements of our New York and Other NOI at share and NOI at share - cash basis for the three months ended March 31, 2024 and 2023 and the three months ended December 31, 2023 are summarized below.

(Amounts in thousands)	For the Three Months Ended
	March 31,		December 31, 2023
	2024	2023
NOI at share:
New York:
Office(1)	$167,988	$174,270	$182,769
Retail	47,466	47,196	47,378
Residential	5,968	5,458	5,415
Alexander's	11,707	9,070	12,013
Total New York	233,129	235,994	247,575
Other:
THE MART	14,486	15,409	14,516
555 California Street	16,529	16,929	18,125
Other investments	4,980	5,151	6,880
Total Other	35,995	37,489	39,521
NOI at share	$269,124	$273,483	$287,096

NOI at share - cash basis:
New York:
Office(1)	$166,370	$182,081	$183,742
Retail	43,873	44,034	46,491
Residential	5,690	5,051	5,137
Alexander's	14,861	9,861	11,059
Total New York	230,794	241,027	246,429
Other:
THE MART	14,949	14,675	15,511
555 California Street	16,938	17,718	18,265
Other investments	4,932	5,115	7,012
Total Other	36,819	37,508	40,788
NOI at share - cash basis	$267,613	$278,535	$287,217
________________________________
(1)Includes Building Maintenance Services NOI of $7,217, $6,289 and $6,424, respectively, for the three months ended March 31, 2024 and 2023 and December 31, 2023.

NYSE: VNO | WWW.VNO.COM	PAGE 5 OF 14

Active Development/Redevelopment Summary as of March 31, 2024:

(Amounts in thousands, except square feet)
		(at Vornado’s share)					Projected Incremental Cash Yield
New York segment:	Property Rentable Sq. Ft.	Budget		Cash Amount Expended	Remaining Expenditures	Stabilization Year
PENN District:
PENN 2	1,795,000	$750,000		$659,108	$90,892	2026	9.5%
Districtwide Improvements	N/A	100,000		52,785	47,215	N/A	N/A
Total PENN District		850,000	(1)	711,893	138,107

Sunset Pier 94 Studios (49.9% interest)	266,000	125,000	(2)	7,994	117,006	2026	10.3%

Total Active Development Projects		$975,000		$719,887	$255,113
________________________________
(1)Excluding debt and equity carry.
(2)Represents our 49.9% share of the $350,000 development budget, excluding the $40,000 value of our contributed leasehold interest and net of an estimated $9,000 for our share of development fees and reimbursement for overhead costs incurred by us. $34,000 will be funded via cash contributions, of which $7,994 has been funded as of March 31, 2024.
There can be no assurance that the above projects will be completed, completed on schedule or within budget. In addition, there can be no assurance that the Company will be successful in leasing the properties on the expected schedule or at the assumed rental rates.
Conference Call and Audio Webcast
As previously announced, the Company will host a quarterly earnings conference call and an audio webcast on Tuesday, May 7, 2024 at 10:00 a.m. Eastern Time (ET). The conference call can be accessed by dialing 888-317-6003 (domestic) or 412-317-6061 (international) and entering the passcode 5722274. A live webcast of the conference call will be available on Vornado’s website at www.vno.com in the Investor Relations section and an online playback of the webcast will be available on the website following the conference call.
Contact
Thomas J. Sanelli
(212) 894-7000
Supplemental Data
Further details regarding results of operations, properties and tenants can be accessed at the Company’s website www.vno.com. Vornado Realty Trust is a fully - integrated equity real estate investment trust.
Certain statements contained herein may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are not guarantees of future performance. They represent our intentions, plans, expectations and beliefs and are subject to numerous assumptions, risks and uncertainties. Our future results, financial condition and business may differ materially from those expressed in these forward-looking statements. You can find many of these statements by looking for words such as "approximates," "believes," "expects," "anticipates," "estimates," "intends," "plans," "would," "may" or other similar expressions in this press release. We also note the following forward-looking statements: in the case of our development and redevelopment projects, the estimated completion date, estimated project cost, projected incremental cash yield, stabilization date and cost to complete; estimates of future capital expenditures, dividends to common and preferred shareholders and operating partnership distributions. For a discussion of factors that could materially affect the outcome of our forward-looking statements and our future results and financial condition, see “Risk Factors” in Part I, Item 1A, of our Annual Report on Form 10-K for the year ended December 31, 2023. Currently, some of the factors are the increased interest rates and effects of inflation on our business, financial condition, results of operations, cash flows, operating performance and the effect that these factors have had and may continue to have on our tenants, the global, national, regional and local economies and financial markets and the real estate market in general.

NYSE: VNO | WWW.VNO.COM	PAGE 6 OF 14

VORNADO REALTY TRUST
CONSOLIDATED BALANCE SHEETS

(Amounts in thousands)	As of		Increase (Decrease)
	March 31, 2024	December 31, 2023
ASSETS
Real estate, at cost:
Land	$2,436,221	$2,436,221	$—
Buildings and improvements	10,017,573	9,952,954	64,619
Development costs and construction in progress	1,322,810	1,281,076	41,734
Leasehold improvements and equipment	131,762	130,953	809
Total	13,908,366	13,801,204	107,162
Less accumulated depreciation and amortization	(3,837,679)	(3,752,827)	(84,852)
Real estate, net	10,070,687	10,048,377	22,310
Right-of-use assets	678,951	680,044	(1,093)
Cash, cash equivalents, and restricted cash
Cash and cash equivalents	892,652	997,002	(104,350)
Restricted cash	256,268	264,582	(8,314)
Total	1,148,920	1,261,584	(112,664)
Tenant and other receivables	76,627	69,543	7,084
Investments in partially owned entities	2,599,134	2,610,558	(11,424)
220 CPS condominium units ready for sale	36,578	35,941	637
Receivable arising from the straight-lining of rents	706,280	701,666	4,614
Deferred leasing costs, net	355,790	355,010	780
Identified intangible assets, net	124,887	127,082	(2,195)
Other assets	409,311	297,860	111,451
Total assets	$16,207,165	$16,187,665	$19,500
LIABILITIES, REDEEMABLE NONCONTROLLING INTERESTS AND EQUITY
Liabilities:
Mortgages payable, net	$5,690,639	$5,688,020	$2,619
Senior unsecured notes, net	1,194,383	1,193,873	510
Unsecured term loan, net	794,906	794,559	347
Unsecured revolving credit facilities	575,000	575,000	—
Lease liabilities	737,500	732,859	4,641
Accounts payable and accrued expenses	388,988	411,044	(22,056)
Deferred revenue	30,877	32,199	(1,322)
Deferred compensation plan	108,919	105,245	3,674
Other liabilities	308,643	311,132	(2,489)
Total liabilities	9,829,855	9,843,931	(14,076)
Redeemable noncontrolling interests	643,142	638,448	4,694
Shareholders' equity	5,539,087	5,509,064	30,023
Noncontrolling interests in consolidated subsidiaries	195,081	196,222	(1,141)
Total liabilities, redeemable noncontrolling interests and equity	$16,207,165	$16,187,665	$19,500

NYSE: VNO | WWW.VNO.COM	PAGE 7 OF 14

VORNADO REALTY TRUST
OPERATING RESULTS

(Amounts in thousands, except per share amounts)	For the Three Months Ended March 31,
	2024	2023
Revenues	$436,375	$445,923

Net (loss) income	$(6,273)	$11,198
Less net loss (income) attributable to noncontrolling interests in:
Consolidated subsidiaries	11,982	9,928
Operating Partnership	786	(429)
Net income attributable to Vornado	6,495	20,697
Preferred share dividends	(15,529)	(15,529)
Net (loss) income attributable to common shareholders	$(9,034)	$5,168

(Loss) income per common share - basic:
Net (loss) income per common share	$(0.05)	$0.03
Weighted average shares outstanding	190,429	191,869

(Loss) income per common share - diluted:
Net (loss) income per common share	$(0.05)	$0.03
Weighted average shares outstanding	190,429	191,881

FFO attributable to common shareholders plus assumed conversions (non-GAAP)	$104,129	$119,083
Per diluted share (non-GAAP)	$0.53	$0.61

FFO attributable to common shareholders plus assumed conversions, as adjusted (non-GAAP)	$108,847	$116,288
Per diluted share (non-GAAP)	$0.55	$0.60

Weighted average shares used in determining FFO attributable to common shareholders plus assumed conversions per diluted share	196,481	194,409
FFO is computed in accordance with the definition adopted by the Board of Governors of the National Association of Real Estate Investment Trusts (“NAREIT”). NAREIT defines FFO as GAAP net income or loss adjusted to exclude net gains from sales of certain real estate assets, impairment write-downs of certain real estate assets and investments in entities when the impairment is directly attributable to decreases in the value of depreciable real estate held by the entity, depreciation and amortization expense from real estate assets and other specified items, including the pro rata share of such adjustments of unconsolidated subsidiaries. FFO and FFO per diluted share are non-GAAP financial measures used by management, investors and analysts to facilitate meaningful comparisons of operating performance between periods and among our peers because it excludes the effect of real estate depreciation and amortization and net gains on sales, which are based on historical costs and implicitly assume that the value of real estate diminishes predictably over time, rather than fluctuating based on existing market conditions. FFO does not represent cash generated from operating activities and is not necessarily indicative of cash available to fund cash requirements and should not be considered as an alternative to net income as a performance measure or cash flow as a liquidity measure. FFO may not be comparable to similarly titled measures employed by other companies. In addition to FFO attributable to common shareholders plus assumed conversions, we also disclose FFO attributable to common shareholders plus assumed conversions, as adjusted. Although this non-GAAP measure clearly differs from NAREIT’s definition of FFO, we believe it provides a meaningful presentation of operating performance. Reconciliations of net (loss) income attributable to common shareholders to FFO attributable to common shareholders plus assumed conversions are provided on the following page. Reconciliations of FFO attributable to common shareholders plus assumed conversions to FFO attributable to common shareholders plus assumed conversions, as adjusted are provided on page 1 of this press release.

NYSE: VNO | WWW.VNO.COM	PAGE 8 OF 14

VORNADO REALTY TRUST
NON-GAAP RECONCILIATIONS
The following table reconciles net (loss) income attributable to common shareholders to FFO attributable to common shareholders plus assumed conversions:

(Amounts in thousands, except per share amounts)	For the Three Months Ended March 31,
	2024	2023
Net (loss) income attributable to common shareholders	$(9,034)	$5,168
Per diluted share	$(0.05)	$0.03

FFO adjustments:
Depreciation and amortization of real property	$96,783	$94,792
Our share of partially owned entities:
Depreciation and amortization of real property	26,163	27,469
	122,946	122,261
Noncontrolling interests' share of above adjustments	(10,171)	(8,746)
FFO adjustments, net	$112,775	$113,515

FFO attributable to common shareholders	$103,741	$118,683
Impact of assumed conversion of dilutive convertible securities	388	400
FFO attributable to common shareholders plus assumed conversions	$104,129	$119,083
Per diluted share	$0.53	$0.61

Reconciliation of weighted average shares outstanding:
Weighted average common shares outstanding	190,429	191,869
Effect of dilutive securities:
Share-based payment awards	4,204	70
Convertible securities	1,848	2,470
Denominator for FFO per diluted share	196,481	194,409

NYSE: VNO | WWW.VNO.COM	PAGE 9 OF 14

VORNADO REALTY TRUST
NON-GAAP RECONCILIATIONS - CONTINUED
Below is a reconciliation of net (loss) income to NOI at share and NOI at share - cash basis for the three months ended March 31, 2024 and 2023 and the three months ended December 31, 2023.

(Amounts in thousands)	For the Three Months Ended
	March 31,		December 31, 2023
	2024	2023
Net (loss) income	$(6,273)	$11,198	$(100,613)
Depreciation and amortization expense	108,659	106,565	110,197
General and administrative expense	37,897	41,595	46,040
Transaction related costs, impairment losses and other	653	658	49,190
(Income) loss from partially owned entities	(16,279)	(16,666)	33,518
Interest and other investment income, net	(11,724)	(9,584)	(5,833)
Interest and debt expense	90,478	86,237	87,695
Net gains on disposition of wholly owned and partially owned assets	—	(7,520)	(6,607)
Income tax expense	6,740	4,667	8,374
NOI from partially owned entities	70,369	68,097	74,819
NOI attributable to noncontrolling interests in consolidated subsidiaries	(11,396)	(11,764)	(9,684)
NOI at share	269,124	273,483	287,096
Non-cash adjustments for straight-line rents, amortization of acquired below-market leases, net, and other	(1,511)	5,052	121
NOI at share - cash basis	$267,613	$278,535	$287,217
NOI at share represents total revenues less operating expenses including our share of partially owned entities. NOI at share - cash basis represents NOI at share adjusted to exclude straight-line rental income and expense, amortization of acquired below and above market leases, accruals for ground rent resets yet to be determined, and other non-cash adjustments. We consider NOI at share - cash basis to be the primary non-GAAP financial measure for making decisions and assessing the unlevered performance of our segments as it relates to the total return on assets as opposed to the levered return on equity. As properties are bought and sold based on NOI at share - cash basis, we utilize this measure to make investment decisions as well as to compare the performance of our assets to that of our peers. NOI at share and NOI at share - cash basis should not be considered alternatives to net income or cash flow from operations and may not be comparable to similarly titled measures employed by other companies.

NYSE: VNO | WWW.VNO.COM	PAGE 10 OF 14

VORNADO REALTY TRUST
NON-GAAP RECONCILIATIONS - CONTINUED
Same store NOI at share represents NOI at share from operations which are in service in both the current and prior year reporting periods. Same store NOI at share - cash basis is same store NOI at share adjusted to exclude straight-line rental income and expense, amortization of acquired below and above market leases, accruals for ground rent resets yet to be determined, and other non-cash adjustments. We present these non-GAAP measures to (i) facilitate meaningful comparisons of the operational performance of our properties and segments, (ii) make decisions on whether to buy, sell or refinance properties, and (iii) compare the performance of our properties and segments to those of our peers. Same store NOI at share and same store NOI at share - cash basis should not be considered alternatives to net income or cash flow from operations and may not be comparable to similarly titled measures employed by other companies.
Below are reconciliations of NOI at share to same store NOI at share for our New York segment, THE MART, 555 California Street and other investments for the three months ended March 31, 2024 compared to March 31, 2023.

(Amounts in thousands)	Total	New York	THE MART	555 California Street	Other
NOI at share for the three months ended March 31, 2024	$269,124	$233,129	$14,486	$16,529	$4,980
Less NOI at share from:
Development properties	(7,958)	(7,958)	—	—	—
Other non-same store income, net	(6,045)	(1,058)	(7)	—	(4,980)
Same store NOI at share for the three months ended March 31, 2024	$255,121	$224,113	$14,479	$16,529	$—

NOI at share for the three months ended March 31, 2023	$273,483	$235,994	$15,409	$16,929	$5,151
Less NOI at share from:
Dispositions	114	(570)	684	—	—
Development properties	(4,331)	(4,331)	—	—	—
Other non-same store (income) expense, net	(1,414)	3,737	—	—	(5,151)
Same store NOI at share for the three months ended March 31, 2023	$267,852	$234,830	$16,093	$16,929	$—

Decrease in same store NOI at share	$(12,731)	$(10,717)	$(1,614)	$(400)	$—

% decrease in same store NOI at share	(4.8)%	(4.6)%	(10.0)%	(2.4)%	0.0%

NYSE: VNO | WWW.VNO.COM	PAGE 11 OF 14

VORNADO REALTY TRUST
NON-GAAP RECONCILIATIONS - CONTINUED
Below are reconciliations of NOI at share - cash basis to same store NOI at share - cash basis for our New York segment, THE MART, 555 California Street and other investments for the three months ended March 31, 2024 compared to March 31, 2023.

(Amounts in thousands)	Total	New York	THE MART	555 California Street	Other
NOI at share - cash basis for the three months ended March 31, 2024	$267,613	$230,794	$14,949	$16,938	$4,932
Less NOI at share - cash basis from:
Development properties	(5,970)	(5,970)	—	—	—
Other non-same store income, net	(6,602)	(1,663)	(7)	—	(4,932)
Same store NOI at share - cash basis for the three months ended March 31, 2024	$255,041	$223,161	$14,942	$16,938	$—

NOI at share - cash basis for the three months ended March 31, 2023	$278,535	$241,027	$14,675	$17,718	$5,115
Less NOI at share - cash basis from:
Dispositions	47	(728)	775	—	—
Development properties	(4,146)	(4,146)	—	—	—
Other non-same store income, net	(6,069)	(954)	—	—	(5,115)
Same store NOI at share - cash basis for the three months ended March 31, 2023	$268,367	$235,199	$15,450	$17,718	$—

Decrease in same store NOI at share - cash basis	$(13,326)	$(12,038)	$(508)	$(780)	$—

% decrease in same store NOI at share - cash basis	(5.0)%	(5.1)%	(3.3)%	(4.4)%	0.0%

NYSE: VNO | WWW.VNO.COM	PAGE 12 OF 14

VORNADO REALTY TRUST
NON-GAAP RECONCILIATIONS - CONTINUED
Below are reconciliations of NOI at share to same store NOI at share for our New York segment, THE MART, 555 California Street and other investments for the three months ended March 31, 2024 compared to December 31, 2023.

(Amounts in thousands)	Total	New York	THE MART	555 California Street	Other
NOI at share for the three months ended March 31, 2024	$269,124	$233,129	$14,486	$16,529	$4,980
Less NOI at share from:
Development properties	(7,958)	(7,958)	—	—	—
Other non-same store income, net	(5,685)	(698)	(7)	—	(4,980)
Same store NOI at share for the three months ended March 31, 2024	$255,481	$224,473	$14,479	$16,529	$—

NOI at share for the three months ended December 31, 2023	$287,096	$247,575	$14,516	$18,125	$6,880
Less NOI at share from:
Development properties	(6,833)	(6,833)	—	—	—
Other non-same store (income) expense, net	(7,089)	(219)	10	—	(6,880)
Same store NOI at share for the three months ended December 31, 2023	$273,174	$240,523	$14,526	$18,125	$—

Decrease in same store NOI at share	$(17,693)	$(16,050)	$(47)	$(1,596)	$—

% decrease in same store NOI at share	(6.5)%	(6.7)%	(0.3)%	(8.8)%	0.0%

NYSE: VNO | WWW.VNO.COM	PAGE 13 OF 14

VORNADO REALTY TRUST
NON-GAAP RECONCILIATIONS - CONTINUED
Below are reconciliations of NOI at share - cash basis to same store NOI at share - cash basis for our New York segment, THE MART, 555 California Street and other investments for the three months ended March 31, 2024 compared to December 31, 2023.

(Amounts in thousands)	Total	New York	THE MART	555 California Street	Other
NOI at share - cash basis for the three months ended March 31, 2024	$267,613	$230,794	$14,949	$16,938	$4,932
Less NOI at share - cash basis from:
Development properties	(5,970)	(5,970)	—	—	—
Other non-same store income, net	(6,241)	(1,302)	(7)	—	(4,932)
Same store NOI at share - cash basis for the three months ended March 31, 2024	$255,402	$223,522	$14,942	$16,938	$—

NOI at share - cash basis for the three months ended December 31, 2023	$287,217	$246,429	$15,511	$18,265	$7,012
Less NOI at share - cash basis from:
Development properties	(6,011)	(6,011)	—	—	—
Other non-same store (income) expense, net	(8,568)	(1,566)	10	—	(7,012)
Same store NOI at share - cash basis for the three months ended December 31, 2023	$272,638	$238,852	$15,521	$18,265	$—

Decrease in same store NOI at share - cash basis	$(17,236)	$(15,330)	$(579)	$(1,327)	$—

% decrease in same store NOI at share - cash basis	(6.3)%	(6.4)%	(3.7)%	(7.3)%	0.0%

NYSE: VNO | WWW.VNO.COM	PAGE 14 OF 14